Exhibit 99.2

Groupon Announces Acquisition of Korea’s Ticket Monster

Deal brings trusted brand and fast-growing presence to Korean operation

CHICAGO -- Groupon today announced it has reached an agreement to acquire Ticket Monster, a leading Korean ecommerce company owned by LivingSocial, Inc., for $260 million in cash and stock. The deal is expected to close in the first half of 2014.

“Ticket Monster is a perfect fit for Groupon as we continue to transition our business globally from a flash sale email model to a mobile commerce marketplace,” said Groupon CEO Eric Lefkofsky. “Ticket Monster has a vibrant and growing marketplace in one of the world’s largest ecommerce markets. Coupled with outstanding mobile penetration and expertise in local, travel, and product, they will help us accelerate our overall growth, provide immediate scale and serve as a cornerstone for our operations in Asia.”

Ticket Monster -- known locally as TMON -- was founded in 2010 and has quickly grown into a leading provider of product, local and travel offers in Korea. TMON has consistently seen year-over-year billings growth in excess of 50 percent, with annual billings of more than $800 million today. Moreover, approximately half of its sales are transacted on mobile devices. Based in Seoul, the company has grown to 1,000 employees serving more than 4 million customers.

“We are incredibly excited to join a company in Groupon that so closely shares our vision to be an indispensable resource to consumers and merchants,” said Daniel Shin, CEO of Ticket Monster. “Groupon’s scale and expertise in local commerce will pay immediate dividends as we look to further grow our business and we see tremendous potential in working together.”

The Ticket Monster brand and leadership team will remain in place. Groupon and TMON will work on an operational plan for the two local entities once the deal has closed.

Per the terms of the agreement, Groupon will acquire LivingSocial Korea -- the holding company that owns Ticket Monster. Any non-Korean assets currently owned by LivingSocial Korea will be divested prior to close. The agreement is for at least $100 million in cash, and up to $160 million in Groupon Class A common stock, with the final cash and stock allocation to be determined upon close. The transaction is subject to regulatory and other customary closing conditions, including approval by Korean antitrust authorities.

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This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of the Company’s management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this Current Report on Form 8-K include statements regarding the acquisition of Ticketmonster and other agreements with Ticketmonster and its employees, including the share purchase agreement described above, and whether Groupon and Ticketmonster will be able to consummate the acquisition in a timely manner or at all. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the risk that Groupon may not realize the anticipated benefits of the Ticketmonster acquisition, the risk that the Company may not retain the customer, merchant and vendor relationships of Ticketmonster, the inability to retain key employees of Ticketmonster, the inability to successfully integrate the acquired technologies or operations, and unexpected delays in the consummation of the acquisition. Groupon urges you to refer to the factors included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company’s Investor Relations web site at http://investor.groupon.com or the SEC’s web site at www.sec.gov.

Groupon’s actual results could differ materially from those predicted or implied and reported results should not be considered an indication of future performance. You should not rely upon forward-looking statements as predictions of future events. Although Groupon believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither the company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements reflect Groupon’s expectations as of November 7, 2013. Groupon undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations

About Groupon
Groupon (NASDAQ: GRPN) is a global leader in local commerce, making it easy for people around the world to search and discover great businesses at unbeatable prices. Groupon is reinventing the traditional small business world by providing merchants with a suite of products and services, including customizable deals, payments processing capabilities and point-of-sale solutions to help them attract more customers and run their operations more effectively. By leveraging the company’s global relationships and scale, Groupon offers consumers incredible deals on the best stuff to eat, see, do, and buy in 48 countries. With Groupon, shoppers discover the best a city has to offer with Groupon Local, enjoy vacations with Groupon Getaways, and find a curated selection of electronics, fashion, home furnishings and more with Groupon Goods. To subscribe to Groupon emails, visit www.Groupon.com. To learn more about the company’s merchant solutions and how to work with Groupon, visit www.GrouponWorks.com.